Exhibit 10.2

TriplePoint Venture Growth BDC Corp.

Second Supplement to Master Note Purchase Agreement

Dated as of February 28, 2022

Re:       $125,000,000 5.00% Series 2022A Senior Notes

Due February 28, 2027

TriplePoint Venture Growth BDC Corp.

Dated as of

February 28, 2022

To the Additional Purchaser(s) named in

Schedule A hereto

Ladies and Gentlemen:

This Second Supplement to Master Note Purchase Agreement (the or this “Supplement”) is between TriplePoint Venture Growth BDC Corp., a Maryland corporation (the “Company”), and the institutional investors named on Schedule A attached hereto (the “Additional Purchasers”).

Reference is hereby made to that certain Master Note Purchase Agreement dated March 19, 2020 (the “Note Purchase Agreement”) among the Company and the Purchasers listed on the Purchaser Schedule thereto. All capitalized terms not otherwise defined herein shall have the same meaning as specified in the Note Purchase Agreement. Reference is further made to Section 4.14 of the Note Purchase Agreement which requires that, prior to the delivery of any Additional Notes, the Company and each Additional Purchaser shall execute and deliver a Supplement.

The Company hereby agrees with the Additional Purchaser(s) as follows:

1. The Company has authorized the issue and sale of $125,000,000 aggregate principal amount of its 5.00% Series 2022A Senior Notes due February 28, 2027 (as amended, restated or otherwise modified from time to time pursuant to Section 17 of the Note Purchase Agreement and including any such notes issued in substitution therefor pursuant to Section 13 of the Note Purchase Agreement the “Series 2022A Notes”). The Series 2022A Notes, together with the Series 2020A Notes issued pursuant to the Note Purchase Agreement, the Series 2021A Notes issued pursuant to the First Supplement to Master Note Purchase Agreement dated as of March 1, 2021 and each series of Additional Notes which may from time to time hereafter be issued pursuant to the provisions of Section 2.2 of the Note Purchase Agreement, are collectively referred to as the “Notes” (such term shall also include any such notes issued in substitution therefor pursuant to Section 13 of the Note Purchase Agreement). The Series 2022A Notes shall be substantially in the form set out in Exhibit 1 hereto with such changes therefrom, if any, as may be approved by the Additional Purchaser(s) and the Company.

2. Subject to the terms and conditions hereof and as set forth in the Note Purchase Agreement and on the basis of the representations and warranties hereinafter set forth, the Company agrees to issue and sell to each Additional Purchaser, and each Additional Purchaser agrees to purchase from the Company, Series 2022A Notes in the principal amount set forth opposite such Additional Purchaser’s name on Schedule A hereto at a price of 100% of the principal amount thereof on the closing date hereinafter mentioned.

3. The sale and purchase of the Series 2022A Notes to be purchased by each Additional Purchaser shall occur at the offices of Chapman and Cutler LLP, 320 South Canal Street, Chicago, Illinois 60606, at 8:00 a.m. Chicago time on February 28, 2022 or on such other Business Day thereafter on or prior to March 2, 2022 as may be agreed upon by the Company and the Additional Purchasers (the “Series 2022A Closing”). At the Series 2022A Closing, the Company will deliver to each Additional Purchaser the Series 2022A Notes to be purchased by such Additional Purchaser in the form of a single Series 2022A Note (or such greater number of Series 2022A Notes in denominations of at least $100,000 as such Additional Purchaser may request) dated the date of the Series 2022A Closing and registered in such Additional Purchaser’s name (or in the name of such Additional Purchaser’s nominee), against delivery by such Additional Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company pursuant to the applicable funding instructions delivered in accordance with Section 4.10 of the Note Purchase Agreement. If, at the Series 2022A Closing, the Company shall fail to tender such Series 2022A Notes to any Additional Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to any Additional Purchaser’s satisfaction, such Additional Purchaser shall, at such Additional Purchaser’s election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Additional Purchaser may have by reason of such failure by the Company to tender such Series 2022A Notes or any of the conditions specified in Section 4 not having been fulfilled to such Additional Purchaser’s satisfaction.

4. The obligation of each Additional Purchaser to purchase and pay for the Series 2022A Notes to be sold to such Additional Purchaser at the Series 2022A Closing is subject to the fulfillment to such Additional Purchaser’s satisfaction, prior to the Series 2022A Closing, of the conditions set forth in Section 4 of the Note Purchase Agreement with respect to the Series 2022A Notes to be purchased at the Series 2022A Closing as if each reference to the “Notes,” “Closing” and “Purchaser” set forth therein was modified to refer the “Series 2022A Notes,” the “Series 2022A Closing” and the “Additional Purchaser” (each as defined in this Supplement) and to the following additional conditions:

(a) Except as supplemented, amended or superseded by the representations and warranties set forth in Exhibit A hereto, each of the representations and warranties of the Company set forth in Section 5 of the Note Purchase Agreement shall be true and correct as of the date of the Series 2022A Closing (except for representations and warranties which apply to a specific earlier date (other than the date of an earlier Closing) which shall be true and correct as of such earlier date or as of the date specified in Exhibit A to the extent such provision is superseded in Exhibit A) and the Company shall have delivered to each Additional Purchaser an Officer’s Certificate, dated the date of the Series 2022A Closing certifying that such condition has been fulfilled.

(b) Contemporaneously with the Series 2022A Closing, the Company shall sell to each Additional Purchaser, and each Additional Purchaser shall purchase, the Series 2022A Notes to be purchased by such Additional Purchaser at the Series 2022A Closing as specified in Schedule A.

5. The terms of Section 8 of the Note Purchase Agreement shall apply to the Series 2022A Notes except that the proviso in the first sentence of Section 8.2 of the Note Purchase Agreement shall be amended and restated in its entirety to read as follows:

“provided, that at any time on or after March 19, 2024 the Company may, at its option, upon notice as provided below, prepay all or any part of the Series 2020A Notes at 100% of the principal amount so prepaid, together with accrued interest to the prepayment date; provided further, that at any time on or after March 1, 2025 the Company may, at its option, upon notice as provided below, prepay all or any part of the Series 2021A Notes at 100% of the principal amount so prepaid, together with accrued interest to the prepayment date; provided further, that at any time on or after February 28, 2026 the Company may, at its option, upon notice as provided below, prepay all or any part of the Series 2022A Notes at 100% of the principal amount so prepaid, together with accrued interest to the prepayment date.”

For the avoidance of doubt, the definition of “Make-Whole Amount” set forth in Section 8.6 of the Note Purchase Agreement shall be applicable to any Series 2022A Note.

6. Each Additional Purchaser represents and warrants that the representations and warranties set forth in Section 6 of the Note Purchase Agreement are true and correct on the date hereof with respect to the purchase of the Series 2022A Notes by such Additional Purchaser as if (x) each reference to the “Notes,” “Closing” and “Purchaser” set forth therein was modified to refer the “Series 2022A Notes,” the “Series 2022A Closing” and the “Additional Purchaser” and each reference to “this Agreement” therein was modified to refer to the Note Purchase Agreement as supplemented by this Supplement, (y) the reference to “(ii) the Annual Report on Form 10-K for the Company for the fiscal year ended December 31, 2018, (iii) the Quarterly Report on Form 10-Q for the Company for the quarter ended September 30, 2019” set forth in Section 6.3 was modified to refer to “(ii) the Annual Report on Form 10-K for the Company for the fiscal year ended December 31, 2020, (iii) the Quarterly Report on Form 10-Q for the Company for the quarter ended September 30, 2021” and (z) the following clause were added before the period at the end of Section 6.5 “, except to the extent arising from fraud, gross negligence or willful misconduct of Goldman Sachs, any of its Affiliates or any other of the foregoing Persons.”

7. The Company and each Additional Purchaser agree to be bound by and comply with the terms and provisions of the Note Purchase Agreement as fully and completely as if such Additional Purchaser were an original signatory to the Note Purchase Agreement.

The execution hereof shall constitute a contract between the Company and the Additional Purchaser(s) for the uses and purposes hereinabove set forth, and this agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement. The parties agree to electronic contracting and signatures with respect to this Supplement.  Delivery of an electronic signature to, or a signed copy of, this Supplement by facsimile, email or other electronic transmission shall be fully binding on the parties to the same extent as the delivery of the signed originals and shall be admissible into evidence for all purposes.

[Remainder of Page Intentionally Left Blank]

TriplePoint Venture Growth BDC Corp.

By	/s/ Christopher M. Mathieu
	Name:	Christopher M. Mathieu
	Title:	Chief Financial Officer

The foregoing is hereby

agreed to as of the

date thereof.

The Guardian Life Insurance Company of America

By:	/s/ Barry Scheinholtz
	Name:	Barry Sheinholtz
	Title:	Managing Director

Fidelity & Guaranty Life Insurance Company

By:	Aspida Life Re Ltd., its investment manager
By:	Ares Insurance Solutions LLC, its sub-advisor
By:	Ares Alternative Credit Management LLC, its sub-advisor

By:	/s/ Kevin Alexander
	Name:	Kevin Alexander
	Title:	Partner

Southern Atlantic Re Inc.

By:	Aspida Life Re Ltd., its investment manager
By:	Ares Insurance Solutions LLC, its sub-advisor
By:	Ares Alternative Credit Management LLC, its sub-advisor

By:	/s/ Kevin Alexander
	Name:	Kevin Alexander
	Title:	Partner

Capital Life Insurance Company

By:	Aspida Life Re Ltd., its investment manager
By:	Ares Insurance Solutions LLC, its sub-advisor
By:	Ares Alternative Credit Management LLC, its sub-advisor

By:	/s/ Kevin Alexander
	Name:	Kevin Alexander
	Title:	Partner

American General Life insurance Company
American Home Assurance Company

By:	AIG Asset Management (U.S.), as Investment Adviser

By:	/s/ Craig Moody
	Name:	Craig Moody
	Title:	Senior Vice President

Sun Life Assurance Company of Canada, acting through its Bermuda Branch

By:	/s/ Alec Svoboda
	Name:	Alec Svoboda
	Title:	Managing Director, Private Fixed Income

By:	/s/ Russel Goldenberg
	Name:	Russel Goldenberg
	Title:	Senior Director, Private Fixed Income

SunLife Assurance Company of Canada,
acting through its U.S. Branch

By:	/s/ David Belanger
	Name:	David Belanger
	Title:	Managing Director

By:	/s/Art Baril
	Name:	Art Baril
	Title:	Senior Director

NDG I, LLC

By:	Sun Life Capital Management (U.S.) LLC, its Investment Advisor

By:	/s/ David Belanger
	Name:	David Belanger
	Title:	Managing Director

By:	/s/ Art Baril
	Name:	Art Baril
	Title:	Senior Director

CSAA Insurance Exchange

By:	Sun Life Capital Management (U.S.) LLC, its Investment Advisor

By:	/s/ David Belanger
	Name:	David Belanger
	Title:	Managing Director

By:	/s/ Art Baril
	Name:	Art Baril
	Title:	Senior Director

Somerset Reinsurance Ltd., as Reinsurer and Authorized Party, on behalf of Catholic United Financial

By:	Sun Life Capital Management (U.S.) LLC, its Investment Adviser

By:	/s/ David Belanger
	Name:	David Belanger
	Title:	Managing Director

By:	/s/ Art Baril
	Name:	Art Baril
	Title:	Senior Director

Axis Specialty Insurance Company

By:	Sun Life Capital Management (U.S.) LLC, its Investment Adviser

By:	/s/ David Belanger
	Name:	David Belanger
	Title:	Managing Director

By:	/s/ Art Baril
	Name:	Art Baril
	Title:	Senior Director

Arch Reinsurance Company

By:	/s/ Shaya Altschuller
	Name:	Shaya Altschuller
	Title:	Corporate Controller

Arch Insurance Company

By:	/s/ Elizabeth DeChiara
	Name:	Elizabeth DeChiara
	Title:	Vice President

Chubb Life Insurance Company Ltd.

By:	/s/ Chen Lin
	Name:	Chen Lin
	Title:	Portfolio Manager, Chubb Life

Teachers Insurance and Annuity Association of America, a New York domiciled life insurance company

By:	Nuveen Alternatives Advisors LLC, a Delaware limited liability company, its investment manager

By:	/s/ Ho Young Lee
	Name:	Ho Young Lee
	Title:	Managing Director

The Toa Reinsurance Company of America Converge Asset Management LLC Western Asset Basel III Efficient Portfolio Series Interests of the SALI SVW Multi-Series Fund, L.P.

By:	Western Asset Management Company, LLC, as investment manager

By:	/s/ Adam Wright
	Name:	Adam Wright
	Title:	Manager, U.S. Legal Affairs

The Ohio National Life Insurance Company

By:	/s/ Brenda Kalb
	Name:	Brenda Kalb
	Title:	Vice President

Farmer Bureau Life Insurance Company

By:	/s/ Michael Warmuth
	Name:	Michael Warmuth
	Title:	Securities Vice President

Great American Insurance Company

By:	/s/ Stephen C. Beraha
	Name:	Stephen C. Beraha
	Title:	Assistant Vice President

EquiTrust Life Insurance Company

By:	/s/ Kenyatta K. Matheny
	Name:	Kenyatta K. Matheny
	Title:	Chief Investment Officer

Supplemental Representations

The Company represents and warrants to each Additional Purchaser that except as hereinafter set forth in this Exhibit A, each of the representations and warranties set forth in Section 5 of the Note Purchase Agreement (other than representations and warranties that apply solely to a specific earlier date (other than the date of an earlier Closing) which shall be true and correct as of such earlier date and other than the Section references hereinafter set forth) is true and correct in all material respects as of the date hereof with respect to the Series 2022A Notes with the same force and effect as if each reference to “Notes,” “Closing” and “Purchaser” set forth therein was modified to refer to “Series 2022A Notes,” “Series 2022A Closing” and “Additional Purchaser” and each reference to “this Agreement” therein was modified to refer to the Note Purchase Agreement as supplemented by the Supplement. The Section references hereinafter set forth correspond to the similar Sections of the Note Purchase Agreement which are supplemented hereby:

Section 5.3. Disclosure. (a) The Company, through its agent, Goldman Sachs, has delivered to each Additional Purchaser a copy of an Investor Presentation dated January 2022 (the “Presentation”), relating to the transactions contemplated hereby in connection with the Series 2022A Notes. The Presentation, when read together with the information incorporated therein by reference to the Company’s Exchange Act filings, fairly describes, in all material respects, the general nature of the business and principal properties of the Company and its Subsidiaries. This Agreement, the Presentation (including the information incorporated therein by reference to the Company’s Exchange Act filings), the financial statements listed in Schedule 5.5 and the documents, certificates or other writings delivered to the Additional Purchasers by or on behalf of the Company (other than financial projections, pro forma financial information and other forward-looking information referenced in Section 5.3(b), information relating to third parties and general economic information) prior to February 16, 2022 in connection with the transactions contemplated hereby and identified in Schedule 5.3 (this Agreement, the Presentation (including the information incorporated therein by reference to the Company’s Exchange Act filings) and such documents, certificates or other writings and such financial statements delivered to each Additional Purchaser being referred to, collectively, as the “Disclosure Documents”), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in the Disclosure Documents, since September 30, 2021, there has been no change in the financial condition, operations, business or properties of the Company or any Subsidiary except changes that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company that would reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Disclosure Documents.

(b) All financial projections, pro forma financial information and other forward-looking information which has been delivered to each Additional Purchaser by or on behalf of the Company in connection with the transactions contemplated by this Agreement are based upon good faith assumptions and, in the case of financial projections and pro forma financial information, good faith estimates, in each case, believed to be reasonable at the time made, it being recognized that (i) such financial information as it relates to future events is subject to significant uncertainty and contingencies (many of which are beyond the control of the Company) and are therefore not to be viewed as fact, and (ii) actual results during the period or periods covered by such financial information may materially differ from the results set forth therein.

EXHIBIT A

(to Supplement)

Section 5.4. Organization and Ownership of Shares of Subsidiaries. (a) Schedule 5.4 contains (except as noted therein) complete and correct lists as of the date of the Series 2022A Closing of (i) the Company’s Subsidiaries, showing, as to each Subsidiary, the name thereof, the jurisdiction of its organization, the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary and whether such Subsidiary is a Subsidiary Guarantor, and (ii) the Company’s directors and executive officers.

Section 5.5. Financial Statements; Material Liabilities. The Company has delivered to each Additional Purchaser copies of the financial statements of the Company and its Subsidiaries listed on Schedule 5.5. All of such financial statements (including in each case the related schedules and notes, but excluding all financial projections, pro forma financial information and other forward-looking information) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such Schedule 5.5 and the consolidated results of their operations and cash flows (as applicable) for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments and lack of footnotes).

Section 5.13. Private Offering by the Company. Neither the Company nor anyone acting on its behalf has offered the Series 2022A Notes or any substantially similar debt Securities for sale to, or solicited any offer to buy the Series 2022A Notes or any substantially similar debt Securities from, or otherwise approached or negotiated in respect thereof with, any Person other than the Additional Purchasers and not more than 75 other Institutional Investors, each of which has been offered the Series 2022A Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Series 2022A Notes to the registration requirements of section 5 of the Securities Act or to the registration requirements of any Securities or blue sky laws of any applicable jurisdiction.

Section 5.14. Use of Proceeds; Margin Regulations. The Company will apply the proceeds of the sale of the Series 2022A Notes hereunder as described in Schedule 5.14. No part of the proceeds from the sale of the Series 2022A Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any Securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 25.0% of the value of the consolidated assets of the Company and its subsidiaries and the Company does not have any present intention that margin stock will constitute more than 25.0% of the value of such assets. As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.

Section 5.15. Existing Indebtedness; Future Liens. (a) Except as described therein, Schedule 5.15 sets forth a complete and correct list of all outstanding Indebtedness of the Company and its Subsidiaries as of the last day of the month immediately preceding the date of the Series 2022A Closing, since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Company or its Subsidiaries. As of the last day of the month immediately preceding the date of the Series 2022A Closing, neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company or such Subsidiary and, to the knowledge of the Company, no event or condition exists with respect to any Indebtedness of the Company or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

Schedules 5.3, 5.4, 5.5, 5.14, 5.15, 10.1 and 10.5 of the Note Purchase Agreement are hereby supplemented by the attached Schedules 5.3, 5.4, 5.5, 5.14, 5.15, 10.1 and 10.5.

A-2

[Form of Series 2022A Note]

TriplePoint Venture Growth BDC Corp.

5.00% Series 2022A Senior Note due February 28, 2027

No. [_________]	February 28, 2022
$[____________]	PPN 89677Y A#7

For Value Received, the undersigned, TriplePoint Venture Growth BDC Corp. (herein called the “Company”), a corporation organized and existing under the laws of the State of Maryland, hereby promises to pay to [____________], or registered assigns, the principal sum of [_____________________] Dollars (or so much thereof as shall not have been prepaid) on February 28, 2027 (the “Maturity Date”), with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of 5.00% per annum, as may be adjusted in accordance with Section 1.2 of the Note Purchase Agreement (as hereinafter defined), from the date hereof, payable semiannually, on the 28th day of February and August in each year, commencing with August 28, 2022, and on the Maturity Date, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, (x) on any overdue payment of interest and (y) during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount (if any), at a rate per annum from time to time equal to the Default Rate, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the Company in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of a series of Senior Notes (the “Notes”) issued pursuant to a Supplement dated as of February 28, 2022 to the Note Purchase Agreement, dated March 19, 2020 (as from time to time amended, supplemented or modified, the “Note Purchase Agreement”), among the Company, the Purchasers named therein and Additional Purchasers of Notes from time to time issued pursuant to any Supplement to the Note Purchase Agreement. This Note and the holder hereof are entitled with the holders of all other Notes of all series from time to time outstanding under the Note Purchase Agreement to all the benefits provided for thereby or referred to therein. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representations set forth in Section 6 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note with the Company and, as provided in (and subject to the terms and conditions of) the Note Purchase Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note of the same series for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

This Note is not subject to regularly scheduled prepayments of principal. This Note is subject to optional prepayment, in whole or from time to time in part, on the terms specified in the Note Purchase Agreement.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

TriplePoint Venture Growth BDC Corp.

By:
Name:
Title: